SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 30, 2007


                           MOTORSPORTS EMPORIUM, INC.
             (Exact name of registrant as specified in its charter)


          Nevada                       0-32323                  20-1217659
(State or other jurisdiction       (Commission File            (IRS Employer
    of incorporation)                  Number)            Identification Number)


               7525 East Williams Drive, Scottsdale, Arizona 85255 (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (480) 596-4002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-120

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.133-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     Motorsports Emporium, Inc. announced today the election of Mr. Peter Chin to the Board of Directors and the appointment of Mr. Chin to the office of Corporate Secretary. The press release announcing Mr. Chin's new affiliation with Motorsports Emporium, Inc. is attached hereto as Exhibit 99.1.

     Mr. Chin was born in Shanghai, China and raised in Hong Kong. Mr. Chin studied abroad in both Sydney, Australia and the United States. Mr. Chin has over 20 years of experience in the financial markets, focusing on corporate finance, while advising companies in China and the United States. Mr. Chin served on the board of directors of Golden Arrow Group of Companies, USA, a hotel and land management company in China. Additionally, Mr. Chin served as Chief Executive Officer and Chairman of PTS, Inc. and as Chief Executive Officer of Disability Access Corporation. Mr. Chin consults with various publicly traded and privately held companies on executive and financial decisions.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Not applicable.
     (b) Not applicable.
     (c) Not Applicable.
     (d) Exhibits.

         99.1 Press release dated May 30, 2007, and entitled "Peter Chin Joins Motorsports Emporium."

                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: May 30, 2007

                              MOTORSPORTS EMPORIUM, INC.


                              By: /s/ Kenneth Yeung
                                 ------------------------
                                 Kenneth Yeung
                                 President

                                  Exhibit Index


Exhibit No.                       Description of Exhibit
-----------                       ----------------------

  99.1 Press release dated May 30, 2007, and entitled "Peter Chin Joins Motorsports Emporium."